Standard Services Agreement

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This Standard Services Agreement is a sample provided for your information only and may not be relied upon as legal advice. This agreement might not be appropriate for your requirements. Elance makes no warranty about the suitability of this sample agreement and accepts no liability arising out of the use of this agreement. Please consult your legal or business advisor for further information or advice.

STANDARD SERVICES AGREEMENT

THIS AGREEMENT is made on	April 28, 2017

BETWEEN

1.      Kunti Jayaraman of (the "Buyer"); and

2.      Beliss Corp. of (the "Company"),

collectively referred to as the "Parties". RECITALS

The Buyer wishes to be provided with the Services (defined below) by the Company and the Company agrees to provide the Services to the Buyer on the terms and conditions of this Agreement.

1.      Key Terms

1.1  Services

The Company shall provide the following services ("Services") to the Buyer in accordance with the terms and conditions of this Agreement:

The buyer ordered the website for his restaurant of asian cousin. The buyer wishes the website to be provided with SEO-optimization and advertisement through internet. Also the buyer wishes his website to be provided with further technical support and to create a mobile version in future.

1.2  Delivery of the Services

a.      Start date: The Company shall commence the provision of the Services on June 1, 2017.

b.      Completion date: The Company shall complete to provide the Services on August 30, 2017 ("Completion Date").

1.3  Price

c.      As consideration for the provision of the Services by the Company, the price for the provision of the Services is $5,000 ("Price").

d.      The Buyer shall pay for the Company’s out-of-pocket expenses.

1.4  Payment

e.      The Buyer agrees to pay the Price to the Company on the following dates:

$2,500 will be paid after contract takes in force and rest will be paid after job is done.

f.       The method of payment of the Price by the Buyer to the Company shall be by:

Money transfer to the following account: 98082963568, Bank of America, SWIFT: BOFAUS3N.

g.      Any charges payable under this Agreement are exclusive of any applicable taxes, tariff surcharges or other like amounts assessed by any governmental entity arising as a result of the provision of the Services by the Company to the Buyer under this Agreement and such shall be payable by the Buyer to the Company in addition to all other charges payable hereunder.

2.      General terms

2.1  Intellectual Property Rights

The Company agrees to grant to the Buyer a non-exclusive, irrevocable, royalty free license to use, copy and modify any elements of the Material not specifically created for the Buyer as part of the Services.

2.2  Warranty

a.      The Company represents and warrants that:

                                                i.          it will perform the Services with reasonable care and skill; and

                                               ii.          the Services provided by the Company to the Buyer under this Agreement will not infringe or violate any intellectual property rights or other right of any third party.

2.3  Limitation of liability

b.      Subject to the Buyer’s obligation to pay the Price to the Company, either party’s liability in contract, tort or otherwise (including negligence) arising directly out of or in connection with this Agreement or the performance or observance of its obligations under this Agreement and every applicable part of it shall be limited in aggregate to the Price.

c.      To the extent it is lawful to exclude the following heads of loss and subject to the Buyer’s obligation to pay the Price, in no event shall either party be liable for any loss of profits, goodwill, loss of business, loss of data or any other indirect or consequential loss or damage whatsoever.

2.4  Term and Termination

d.      This Agreement shall be effective on the date hereof and shall continue, unless terminated sooner in accordance with Clause 2.4(e), until the Completion Date.

e.      Either Party may terminate this Agreement upon notice in writing if:

                                                i.          the other is in breach of any material obligation contained in this Agreement, which is not remedied (if the same is capable of being remedied) within 30 days of written notice from the other Party so to do; or

                                               ii.          a voluntary arrangement is approved, a bankruptcy or an administration order is made or a receiver or administrative receiver is appointed over any of the other Party's assets or an undertaking or a resolution or petition to wind up the other Party is passed or presented (other than for the purposes of amalgamation or reconstruction) or any analogous procedure in the country of incorporation of either party or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order in respect of the other Party.

f.       Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

2.5  Relationship of the Parties

The Parties acknowledge and agree that the Services performed by the Company, its employees, agents or sub-contractors shall be as an independent contractor and that nothing in this Agreement shall be deemed to constitute a partnership, joint venture, agency relationship or otherwise between the parties.

2.6  Confidentiality

Neither Party will use, copy, adapt, alter or part with possession of any information of the other which is disclosed or otherwise comes into its possession under or in relation to this Agreement and which is of a confidential nature. This obligation will not apply to information which the recipient can prove was in its possession at the date it was received or obtained or which the recipient obtains from some other person with good legal title to it or which is in or comes into the public domain otherwise than through the default or negligence of the recipient or which is independently developed by or for the recipient.

2.7  Notices

Any notice which may be given by a Party under this Agreement shall be deemed to have been duly delivered if delivered by hand, first class post, facsimile transmission or electronic mail to the address of the other Party as specified in this Agreement or any other address notified in writing to the other Party. Subject to any applicable local law provisions to the contrary, any such communication shall be deemed to have been made to the other Party, if delivered by:

                        vii.          first class post, 2 days from the date of posting;

                       viii.          hand or by facsimile transmission, on the date of such delivery or transmission; and

                         ix.          electronic mail, when the Party sending such communication receives confirmation of such delivery by electronic mail.

2.8  Miscellaneous

a.      The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

b.      If any part, term or provision of this Agreement is held to be illegal or unenforceable neither the validity or enforceability of the remainder of this Agreement shall be affected.

c.      Neither Party shall assign or transfer all or any part of its rights under this Agreement without the consent of the other Party.

d.      This Agreement may not be amended for any other reason without the prior written agreement of both Parties.

e.      This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof unless any representation or warranty made about this Agreement was made fraudulently and, save as may be expressly referred to or referenced herein, supersedes all prior representations, writings, negotiations or understandings with respect hereto.

f.       Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute. If such delay or failure continues for at least 7 days, the Party not affected by such delay or failure shall be entitled to terminate this Agreement by notice in writing to the other.

g.      This Clause 2.8 and Clauses 2.3, 2.5, 2.6, 2.7 and 2.8 of this Agreement shall survive any termination or expiration.

h.      This Agreement shall be governed by the laws of the jurisdiction in which the Buyer is located (or if the Buyer is based in more than one country, the country in which its headquarters are located) (the "Territory") and the parties agree to submit disputes arising out of or in connection with this Agreement to the non-exclusive of the courts in the Territory.

3.      Additional clauses

AS WITNESS the hands of the Parties hereto or their duly authorised representatives the day and year first above written.

SIGNED by	)
for and on behalf of	)
the Buyer	)

SIGNED by	) /s/ Ajay Rajendran
for and on behalf of	)
the Company	)